UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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OSMOTICA PHARMACEUTICALS PLC
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LETTER FROM THE CEO AND CHAIRMAN
Osmotica Pharmaceuticals plc
25-28 North Wall Quay, Dublin 1, Ireland
Registered Number: 607944
December 8, 2021
Dear Shareholder
We cordially invite you to attend an Extraordinary General Meeting of shareholders (“EGM”) of Osmotica Pharmaceuticals plc (the “Company”) to be held at A&L Goodbody, 25-28 North Wall Quay, Dublin 1 on January 14, 2022 at 3:00 pm (Irish time).
The proxy statement accompanying this letter describes the business we will consider at the meeting. We are seeking shareholder approval to change the Company’s name from Osmotica Pharmaceuticals plc to RVL Pharmaceuticals plc. By way of background, on August 27, 2021 we sold our portfolio of branded and non-promoted products and our Marietta, Georgia, manufacturing facility (the “Legacy Business”), including certain of our US subsidiaries dedicated to the Legacy Business (Osmotica Pharmaceutical U.S. LLC, Vertical Pharmaceuticals, LLC, and Trigen Laboratories, LLC), to Alora Pharmaceuticals, LLC (the “Divestiture”). The Divestiture is central to our strategy to focus our efforts and resources on Upneeq, the first and only FDA-approved product for the treatment of acquired ptosis (droopy eyelid) in adults.
Following the sale of its Legacy Business, the Company's business is focused on eye care and ocular aesthetics, commercializing Upneeq in the US through our subsidiary, RVL Pharmaceuticals, Inc. As part of this focus, we wish to change the Company's name from Osmotica Pharmaceuticals plc to RVL Pharmaceuticals plc.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the EGM, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.
We currently intend to hold the EGM in person. However, we are continuing to actively monitor the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that Irish or other governments have imposed. In the event it is not possible or advisable to hold the EGM in person, we will announce alternative arrangements for the meeting as promptly as practicable. Any such change will be announced via press release, which will be filed as additional proxy materials with the Securities and Exchange Commission. Based on latest available public health guidance, we expect that the EGM will proceed under very constrained circumstances given current restrictions on public gatherings.
Shareholder contributions at the EGM are valued, but shareholders are strongly encouraged to vote their shares by proxy as the preferred means of fully and safely exercising their rights. Personal attendance at the EGM may present a health risk to shareholders and others. In particular, the Company advises that shareholders who are experiencing any COVID-19 symptoms or anyone who has been in contact with any person experiencing any COVID-19 symptoms should not attend the EGM in person. The Company may take additional procedures or limitations on meeting attendees, including limiting seating, requiring health screenings and other reasonable or required measures in order to enter the building.
Sincerely

Brian Markison
Chief Executive Officer and Chairman of the Board of Directors

Osmotica Pharmaceuticals plc
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

To be held on January 14, 2022

AT

A&L Goodbody, 25-28 North Wall Quay, Dublin 1
An Extraordinary General Meeting of Shareholders (“EGM”) of Osmotica Pharmaceuticals plc (the Company, or Osmotica) will be held at A&L Goodbody, 25-28 North Wall Quay, Dublin 1 on January 14, 2022 at 3:00 pm (Irish time) for the purpose of considering and, if thought fit, voting on the following matter:
1.	To approve the change of the Company’s name from Osmotica Pharmaceuticals plc to RVL Pharmaceuticals plc, subject to the approval of the Registrar of Companies in Ireland.
Shareholders of record at the close of business on December 6, 2021 are entitled to notice of, and entitled to vote at, the EGM and any adjournments or postponements thereof. Proposal 1 above is a special resolution requiring the affirmative vote of the holders of ordinary shares representing at least 75% of the votes cast on the matter.
If you wish to attend the EGM, you must be an Osmotica shareholder of record as of the close of business on December 6, 2021 or hold a valid proxy for the EGM from such a shareholder. If you were not a shareholder of record but hold shares through a bank, broker or other third party, you may present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of December 6, 2021. A shareholder entitled to attend and vote at the EGM is also entitled, using the proxy card provided, to appoint one or more proxies to attend, speak and vote on his or her behalf at the EGM. A proxy need not be a shareholder of record. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.
By Order of the Board of Directors

Christopher Klein
Secretary
Bridgewater, NJ
December 8, 2021

i

Osmotica Pharmaceuticals plc
EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
January 14, 2022
PROXY STATEMENT
The board of directors of Osmotica Pharmaceuticals plc (“Osmotica” or the “Company”) is soliciting your proxy for an Extraordinary General Meeting of Shareholders (“EGM”). One or more Members (as defined in the Company’s constitution) whose name is entered in the register of members of the Company as a registered holder of the Company’s ordinary shares, present in person or by proxy (whether or not such Member actually exercises his voting rights in whole, in part or at all) holding not less than a majority of the issued and outstanding ordinary shares of the Company entitled to vote at the EGM, will constitute a quorum for the transaction of business at the EGM.
You may vote on the Internet, using the procedures and instructions described on the proxy card or a voting instruction card from your bank, broker or other nominee for the EGM. If you vote by Internet, your use of that system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014 (the “Irish Companies Act”), of each of Brian Markison, Andrew Einhorn and Christopher Klein, and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your Internet instructions.
In addition to voting on the Internet, you may vote by telephone using the toll-free telephone number contained on the proxy card or voting instruction card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act, of each of Brian Markison, Andrew Einhorn, and Christopher Klein and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your telephone instructions. You may also vote by mail by completing and returning a proxy card or voting instruction card. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. You may also vote in person at the EGM if you present a form of personal identification and evidence of share ownership.
You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card, delivering a written revocation to the Secretary of Osmotica or by voting in person at the EGM. Your attendance at the EGM alone will not revoke your proxy.
Shareholders of record at the close of business on December 6, 2021 are entitled to vote at the Extraordinary Meeting. Each of the 83,289,831 ordinary shares outstanding on the record date is entitled to one vote on the Resolution.
Important Notice Regarding the Availability of Proxy Materials for the Extraordinary Meeting to Be Held on January 14 2021: Our proxy statement is available on our website at https://ir.osmotica.com/. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

PROPOSAL 1 - CHANGE OF NAME
This resolution proposes that, subject to and conditional upon the approval of the Irish Registrar of Companies, the Company's name be changed from “Osmotica Pharmaceuticals plc” to “RVL Pharmaceuticals plc” (the “Name Change Proposal”).
Overview
On August 27, 2021 we sold our portfolio of branded and non-promoted products and our Marietta, Georgia, manufacturing facility (the “Legacy Business”), including certain of our U.S. subsidiaries dedicated to the Legacy Business (Osmotica Pharmaceutical U.S. LLC, Vertical Pharmaceuticals, LLC, and Trigen Laboratories, LLC) to Alora Pharmaceuticals, LLC (the “Divestiture”). The Divestiture is central to our strategy to focus our efforts and resources on Upneeq, the first and only FDA-approved product for the treatment of acquired ptosis (droopy eyelid) in adults.
Following the sale of the Legacy Business, on December 7, 2021, the Board of Directors of Osmotica approved a change of the Company’s name from “Osmotica Pharmaceuticals plc” to “RVL Pharmaceuticals plc” subject to approval by our shareholders and the Irish Registrar of Companies.
Under Irish law a change of name requires the approval of a special resolution of shareholders, with the change of name subsequently being filed with the Registrar of Companies in Ireland, which will have final approval over the new name. If shareholders approve the Name Change Proposal, the Company intends to make the requisite filing with Registrar of Companies in Ireland promptly in order to effect the change of name of the Company.
The Company expects to issue a press release announcing the effective date of the name change once, upon registration, the Registrar of Companies in Ireland issues the certificate of incorporation on change of name. The Company will seek to change the trading symbol of its ordinary shares listed on the Nasdaq to “RVLP” after the effective time of the change of name.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of December 6, 2021 by (i) such persons known to us to be beneficial owners of more than 5% of our ordinary shares, (ii) each director, director nominee and named executive officer and (iii) all directors and executive officers as a group. The percentages listed below are based on 83,289,831 ordinary shares outstanding as of December 6, 2021. Unless otherwise noted, the address for each individual is c/o Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807.
Name	Number of Shares	Percentage
Beneficial holders of 5% or more of our outstanding ordinary shares:
Investment funds affiliated with Avista Capital Partners(1)	16,763,859	20.13%
Altchem(2)	23,667,540	28.42%
Shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP(3)	8,320,654	9.99%
Directors and named executive officers:
Brian Markison(4)	2,773,294	3.33%
Joachim Benes(5)	—	—
David Burgstahler(6)	—	—
Gregory L. Cowan	50,055	*
Michael DeBiasi	—	—
Sriram Venkataraman(6)	—	—
Juan Vergez(5)	—	—
James Schaub(7)	659,297	*
Tina deVries(8)	255,698	*
Christopher Klein(9)	302,826	*
All Directors and Executive Officers as a Group (11 persons)(10)	4,349,400	5.22%
*	Indicates less than 1%
(1)
The shares included in the table above consist of 15,730,864 ordinary shares held by Avista Healthcare Partners, L.P. and 1,032,995 ordinary shares held by Orbit Co-Invest III LLC, which we collectively refer to as the Avista Funds. Avista Healthcare Partners GP, Ltd., or AHP GP, serves as the general partner of Avista Healthcare Partners, L.P., and Avista Capital Partners III GP, L.P., or ACP GP, serves as the Manager of Orbit Co-Invest III LLC. By virtue of the relationships described above, AHP GP may be deemed to share beneficial ownership of the shares held by Avista Healthcare Partners, L.P. and ACP GP may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest III LLC. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of each investment committee disclaims beneficial ownership of the ordinary shares held by such Avista Funds. The address for each of these entities is 65 East 55th Street, 18th Floor, New York, NY 10022.
(2)
The shares included in the table above consist of 22,485,297 ordinary shares held by Altchem Limited and 1,182,243 ordinary shares held by Orbit Co-Invest A-1 LLC. Altchem Limited serves as the manager of Orbit Co-Invest A-1 LLC. As a result, Altchem Limited may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest A-1 LLC. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem Limited are made by the foundation council of Harsaul Foundation, a foundation organized in Panama, in its absolute discretion. As a result, Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of Altchem Limited and Orbit Co-Invest A-1 LLC. The address for Altchem Limited is Karaiskaki, 6 City House, 3032, Limassol, Cyprus. The address for Orbit Co-Invest A-1 LLC is 895 Sawyer Road Marietta, GA 30062. The registered address for Harsaul Foundation is Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama.

(3)
Consists of 8,148,832 ordinary shares and 171,822 ordinary shares underlying warrants to purchase ordinary shares held by Athyrium Opportunities IV Acquisition 2 LP, Athyrium Opportunities Associates IV LP, Athyrium Opportunities Associates IV GP LLC, Athyrium Funds GP Holdings LLC, Jeffrey A. Ferrell. As reported in a Schedule 13G filed on October 22, 2021, shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP beneficially own 8,148,832 ordinary shares and 2,000,000 warrants to purchase ordinary shares that were acquired from the Company on October 12, 2021 in a public offering by the Company. The warrants held by the Shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP are subject to a limitation pursuant to which the Shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP may not exercise the warrants if such exercise would cause the Shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP to beneficially own ordinary shares in an amount exceeding the “Beneficial Ownership Limitation” then in effect. The Beneficial Ownership Limitation is subject to adjustment upon 61 days’ notice by the holder of the warrants to the company and, as of December 6, 2021, was 9.99% of the outstanding ordinary shares. As a result, only 171,822 of the 2,000,000 ordinary shares underlying the warrants are deemed to be beneficially owned by the Shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP.

(4)	Includes 1,285,052 shares that may be acquired by Mr. Markison upon the exercise of outstanding options.
(5)	Excludes the ordinary shares held by Altchem and Orbit Co-Invest A-1 LLC. See footnote 2 above.
(6)	Excludes the ordinary shares held by the Avista Funds. See footnote 1 above.
(7)	Includes 428,350 shares that may be acquired by Mr. Schaub upon the exercise of outstanding options and 26,212 shares that may be acquired by Mr. Schaub upon the vesting of restricted stock units.
(8)	Includes 171,340 shares that may be acquired by Dr. deVries upon the exercise of outstanding options and 26,212 shares that may be acquired by Dr. deVries upon the vesting of restricted stock units.
(9)	Includes 171,340 shares that may be acquired by Mr. Klein upon the exercise of outstanding options and 26,212 shares that may be acquired by Mr. Klein upon the vesting of restricted stock units.
(10)
Includes 2,270,256 shares that may be acquired by directors and executive officers upon exercise of outstanding options and 104,848 shares that may be acquired by directors and executive officers upon vesting of restricted stock units. Excludes the ordinary shares held by the Avista Funds, Altchem Limited and Orbit Co-Invest A-1 LLC. See footnotes 1 and 2 above.

Required Vote
Under Irish law, the resolution in respect of the Name Change Proposal is a special resolution that requires the affirmative vote of not less than 75% of the votes cast in person or by proxy on the matter at the EGM (including any adjournment thereof) in order to be approved.
The text of the resolution in respect of the Name Change Proposal is as follows:
“THAT the name of the Company be changed to RVL Pharmaceuticals plc, subject only to the approval of the Registrar of Companies in Ireland and that, with effect from the change of name of the Company, all references in the constitution of the Company to the existing name of the Company be changed to RVL Pharmaceuticals plc.”
Recommendation
The Board of Directors recommends a vote FOR the Name Change Proposal.

VOTING REQUIREMENTS AND PROXIES
If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions.
If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote and you do not instruct the broker or nominee how to vote or if you abstain or withhold authority to vote, your shares will not be counted as having been voted on that matter, but will be counted as in attendance at the meeting for purposes of a quorum.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Under Irish law, there is no general right for a member of a Nasdaq-listed company to put items on the agenda of an extraordinary general meeting. Osmotica's Articles of Association provide that members holding 10% of Osmotica's paid up share capital carrying voting rights may requisition extraordinary general meetings and may nominate persons to be elected as directors at such extraordinary general meetings.
A shareholder who intends to present a proposal at the 2022 annual general meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than December 27, 2021. Written proposals may be mailed to us at Osmotica Pharmaceuticals plc, 25-28 North Wall Quay, Dublin 1, Ireland. A shareholder who intends to nominate a director or present any other proposal at the 2022 annual general meeting but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than December 27, 2021 and no later than January 26, 2022; except if the date of the 2022 annual general meeting is changed by more than thirty (30) days from the first anniversary date of the 2021 annual general meeting of shareholders, the shareholder’s notice must be so received not earlier than one hundred and twenty (120) days prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting or (ii) the 10th day following the day on which a public announcement of the date of the meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association, which have been filed with the Securities and Exchange Commission (the “SEC”), describe the requirements for submitting proposals at the 2022 annual general meeting of shareholders. The notice must be given in the manner and must include the information and representations required by our Articles of Association. The chairperson of the meeting shall, in his discretion and if the facts warrant such determination, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Articles of Association or under the Exchange Act, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
HOUSEHOLDING OF PROXY MATERIALS SEC rules concerning the delivery of proxy materials allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family, unless we have received contrary instructions from one or more of the shareholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written request, a separate copy to a shareholder at a shared address to which a single copy of the proxy materials was delivered. You may make a written request by sending a notification to our Secretary at the address below, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy materials. Multiple shareholders sharing an address who have received one copy of a mailing and would prefer us to mail each shareholder a separate copy of future mailings should contact us at the below address, as well. Additionally, if current shareholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be sent to us at the below address. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Any request relating to receipt of proxy materials should be sent to: Secretary, Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807.

OTHER MATTERS
At the time of mailing of this proxy, we do not know of any other matter that may come before the EGM and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.
We will bear the cost of solicitation of proxies. Our officers, directors and other associates may assist in soliciting proxies by mail, telephone and personal interview.
ATTENDING THE EXTRAORDINARY GENERAL MEETING
The EGM will take place at 25-28 North Wall Quay, Dublin 1, Ireland. To attend the EGM, you must demonstrate that you were an Osmotica shareholder of record as of the close of business on December 6, 2021 or hold a valid proxy for the EGM from such a shareholder. If you were not a shareholder of record but hold shares through a bank, broker or other third party, you may present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of December 6, 2021. A shareholder entitled to attend and vote at the EGM is also entitled, using the proxy card provided, to appoint one or more proxies to attend, submit questions, speak and vote instead of him or her at the EGM. A proxy need not be a shareholder of record. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

Osmotica Pharmaceuticals

OSMOTICA PHARMACEUTICALS PLC
400 CROSSING BOULEVARD
BRIDGEWATER, NJ 08807

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and statutory financial statements electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 13, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D63392-S35953

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OSMOTICA PHARMACEUTICALS PLC

The Board of Directors recommends you vote FOR proposal 1.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders:
The Notice and Proxy Statement are available at www.proxyvote.com.

D63393-S35953

OSMOTICA PHARMACEUTICALS PLC
Extraordinary General Meeting of Shareholders
January 14, 2022 3:00 PM LST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian Markison, Andrew Einhorn and Christopher Klein or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OSMOTICA PHARMACEUTICALS PLC that the undersigned shareholder(s) is/are entitled to vote, with all powers which the undersigned would possess if personally present at the meeting, at the Extraordinary General Meeting of Shareholders to be held on Friday, January 14, 2022 at 3:00 PM LST at A&L Goodbody, 25-28 North Wall Quay, Dublin 1, Ireland, and at any adjournment or postponement thereof. You may vote at the Extraordinary General Meeting if you were a shareholder of record at the close of business on December 6, 2021.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Extraordinary General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Brian Markison, Andrew Einhorn and Christopher Klein, please contact our Company Secretary. Any such nominated proxy must attend the Extraordinary General Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof.

Continued and to be signed on reverse side